UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 10, 2013 (May 7, 2013)

ENTERPRISE BANCORP, INC.
(exact name of registrant as specified in charter)

Massachusetts	001-33912	04-3308902
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

222 Merrimack Street
Lowell, Massachusetts	01852
(address of principal executive offices)	(Zip Code)

(978) 459-9000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                     Submission of Matters to a Vote of Security Holders

(a) The annual meeting of shareholders of Enterprise Bancorp, Inc. (the "Company") was held on May 7, 2013.

(b) At the Company's annual meeting, holders of the Company’s common stock voted to (i) elect all of the Board’s nominees to the Board of Directors, (ii) amend Section 4.1 of the Company's Restated Articles of Organization, (iii) amend Section 5.10 of the Company's Restated Articles of Organization, (iv) amend Section 5.11 of the Company's Restated Articles of Organization, (v) amend and restate the Company's Restated Articles of Organization, and (vi) ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013.   Votes were cast as follows:

1.               To elect six Directors of the Company, each for a three-year term:

Nominee	For	Withheld	Broker Non-votes
George L. Duncan	8,042,940	123,005	738,200
Eric W. Hanson	8,098,283	67,662	738,200
Jacqueline F. Moloney	8,113,313	52,632	738,200
Michael T. Putziger	7,972,479	193,466	738,200
Carol L. Reid	8,096,363	69,582	738,200
Michael A. Spinelli	8,097,661	68,284	738,200

2. To amend Section 4.1 of the Company's Restated Articles of Organization.

For	Against	Abstain	Broker Non-votes
8,046,489	87,796	31,660	738,200

3. To amend Section 5.10 of the Company's Restated Articles of Organization.

For	Against	Abstain	Broker Non-votes
7,993,734	141,271	30,940	738,200

4. To amend Section 5.11 of the Company's Restated Articles of Organization.

For	Against	Abstain	Broker Non-votes
8,057,083	88,422	20,440	738,200

5. To amend and restate the Company's Restated Articles of Organization.

For	Against	Abstain	Broker Non-votes
7,938,609	198,478	28,858	738,200

6.               To ratify the Audit Committee’s appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013.

For	Against	Abstain	Broker Non-votes
8,836,007	36,225	31,913	—

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTERPRISE BANCORP, INC.

Date: May 10, 2013	By:	/s/ James A. Marcotte
James A. Marcotte
Executive Vice President, Treasurer and Chief Financial Officer

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